EXHIBIT 10.3
FORM OF PSU AGREEMENT
ROCKET COMPANIES, INC.
2020 OMNIBUS INCENTIVE PLAN
NOTICE OF PSU GRANT

Participant:    [__]
# of Shares Underlying PSUs:    [__] (at Target)
Date of Grant:        [__]
Performance Period:    [__]1
Earned PSUs:    The number of PSUs that become eligible to vest upon the achievement of the performance criteria set forth in Exhibit B to the Award Agreement (the “Performance Goals”) for the Performance Period may be between 0% and [200]% of the number of PSUs set forth above (the “Earned PSUs”).2
Vesting Schedule:    Except as otherwise provided in the Omnibus Incentive Plan PSU Award Agreement (“Award Agreement”) attached hereto as Annex I, the Earned PSUs, if any, shall be eligible to vest subject to Participant’s continued employment through the [___]3 anniversary of the Date of Grant (“Vesting Date”). The determination of the amount of the Earned PSUs, if any, shall be subject to the determination by the Committee (or its designee) of the achievement of the Performance Goals.
By signing your name below, you accept the PSUs and acknowledge and agree that the PSUs are granted under and governed by the terms and conditions of the 2020 Omnibus Incentive Plan, the Award Agreement set forth on Annex I, the restrictive covenants set forth on Exhibit A thereto and the Performance Goals set forth on Exhibit B thereto, each of which are hereby made a part of this document.
PARTICIPANT                        ROCKET COMPANIES, INC.
                                By:
                                Title:
1     The performance period (whether three years, one year or an alternative period) as approved by the Committee.
2     One or more performance goals approved by the Committee to be included (e.g., mortgage market share, relative or absolute total shareholder return, financial metrics or other performance measures, including without limitation any Performance Conditions as defined in the Plan).
3     Vesting date(s) (e.g., the third anniversary) as approved by the Committee.

ANNEX I
ROCKET COMPANIES, INC.
2020 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED RESTRICTED STOCK UNIT AWARD AGREEMENT

Pursuant to the PSU Grant Notice (“Grant Notice”) and this Award Agreement, Rocket Companies, Inc. (together with its Subsidiaries, whether existing or thereafter acquired or formed, and any and all successor entities, the “Company”) has granted the Participant performance-based restricted stock units (the “PSUs”) under the Rocket Companies, Inc. 2020 Omnibus Incentive Plan (the “Plan”) with respect to the number of Shares indicated in the Grant Notice. Each PSU represents the right to receive one Share. The PSUs are granted to the Participant effective as of the Date of Grant. Capitalized terms not explicitly defined in this Award Agreement or in the Grant Notice but defined in the Plan shall have the same definitions as in the Plan.
1.Vesting Schedule; Settlement.
(a)Vesting Schedule. Subject to the provisions contained herein, the Earned PSUs, if any, shall vest as provided in the Grant Notice.
(b)Settlement. Subject to the provisions of this Award Agreement, on the Settlement Date, the Company shall deliver to the Participant (or the Participant’s beneficiary, in the event of the Participant’s death prior to settlement or Permitted Transferee, as applicable) one Share for each Earned PSU, if any. The “Settlement Date” shall mean a date that occurs after (i) the Vesting Date (or, if applicable, an earlier vesting date under Section 4(a)) and (ii) a determination by the Committee (or its designee) of the amount of the Earned PSUs, if any. The Settlement Date shall be no later than December 31st of the calendar year in which the Vesting Date (or, if applicable, an earlier vesting date under Section 4(a)) occurs. Upon such delivery, such Share shall be fully assignable, saleable and transferable by the Participant, provided that any such assignment, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws.
2.Dividend Equivalents. Unless otherwise determined by the Committee at any time, in the event of any issuance of a cash dividend on the Shares (a “Dividend”), the Participant shall be credited, as of the payment date for such Dividend, with an amount (a “Dividend Equivalent”) equal to the product of (i) 100% of the number of PSUs outstanding as of the record date for such Dividend multiplied by (ii) the amount of the Dividend per Share, which will be credited in the form of cash or, if approved by the Committee, in the form of additional stock units (that will be treated as PSUs) in a number based on the Fair Market Value on the payment date for such Dividend. The Dividend Equivalents shall be distributed or settled, as applicable, only in connection with the settlement of the underlying Earned PSU (that is, the Dividend Equivalents shall also be between 0% and [200]% of the target amount). To the extent any PSUs are forfeited prior to vesting, or less than the maximum amount of PSUs become Earned PSUs, the corresponding Dividend Equivalents in respect thereof shall be forfeited immediately. For the avoidance of doubt, no Dividend Equivalents shall be payable with respect to any PSUs that are not earned or do not vest or settle pursuant to their terms.

3.Termination of Employment.
(a)Subject to review by the Company's Human Resources Department (the “Pulse”), in the event of the Participant’s termination of employment with the Company due to the Participant’s death or a termination by the Company due to Disability (as defined below), the PSUs then held by the Participant shall remain outstanding and eligible to become Earned PSUs following the Performance Period as provided in the Grant Notice; provided, that the number of PSUs eligible for vesting on the Vesting Date shall be an amount equal to the product of (x) the number of Earned PSUs and (y) a fraction, the numerator of which is equal to the number of days that elapsed from the beginning of the Performance Period through (and including) the date of the Participant’s termination of employment, and the denominator of which is equal to the number of days in the Performance Period. Any PSUs (including Earned PSUs) that do not vest in accordance with this Section 3(a) shall be forfeited for no consideration.
(b)Other than as provided in Section 3(a) above or Section 4(a) below, in the event that the Participant’s employment with the Company is terminated for any reason, all unvested PSUs shall be canceled immediately and the Participant shall not be entitled to receive any payments with respect thereto.
For purposes of this Agreement, “Disability” shall mean cause for termination of the Participant’s employment or service due to a determination that the Participant is (i)(A) disabled in accordance with a long-term disability insurance program maintained by the Company or (B) totally disabled as determined by the U.S. Social Security Administration and (ii) disabled in accordance with the policies adopted by the Pulse from time to time.
4.Change in Control.
(a)In the event of a Change in Control, subject to the Participant’s continued employment with the Company and its Affiliates through the date of such Change in Control:
(i)To the extent the acquiror, surviving company or a parent or subsidiary thereof assumes, continues or substitutes for the PSUs or Earned PSUs (determined at the Change in Control by the Committee pursuant to Exhibit B hereto) in connection with the Change in Control, then if the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined below), in each case, within eighteen (18) months following the effective date of the Change in Control, the Earned PSUs (as determined by the Committee at the Change in Control pursuant to Exhibit B hereto or, if not so determined at the Change in Control, at target level) then held by the Participant shall, to the extent unvested, become immediately vested and settled in accordance with Section 1(b) above.
(ii)If the acquiror, surviving company or a parent or subsidiary thereof does not assume or continue the PSUs (or the Earned PSUs if determined pursuant to Exhibit B hereto) that are outstanding immediately prior to the effective date of the Change in Control or substitute a similar stock award therefor, the Earned PSUs (as determined at the Change in Control by the Committee pursuant to Exhibit B hereto or, if not so determined at the Change in Control, at target level) then held by the Participant shall, to the extent unvested, become immediately vested and settled in accordance with Section 1(b) above. Any remaining PSUs shall be canceled immediately.
(b)For purposes of this Award Agreement, “Good Reason” means, absent the Participant’s written consent: (A) a material diminution in the Participant’s authority, duties, or responsibilities; (B) a material diminution in the Participant’s base salary other than a general reduction in base salary that affects all similarly situated employees; or (C) a relocation of the Participant’s principal place of employment by more than 50 miles from the Participant’s current principal place of employment, unless the new principal place of employment is closer to the Participant’s home address or the position is virtual. In order for the Participant to resign from employment with the Company for Good Reason, the Participant must give written notice to the Company within 30 days of the initial existence of any of the foregoing changes, the Company shall have 30 days upon receipt of such notice to remedy the condition so as to eliminate the “Good Reason,” and if not remedied, the Participant’s employment must terminate no later than 30 days following the expiration of such cure period.

5.Rights as a Stockholder. The Participant shall have no voting rights with respect to the PSUs unless and until the Participant becomes the record owner of the Shares underlying the Earned PSUs, if any.
6.Tax Withholding. The Participant shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that the Participant incurs in connection with the receipt, vesting or settlement of any PSU granted hereunder. The Company shall be authorized to withhold from the Award the amount (in cash or Shares, or any combination thereof) of applicable withholding taxes due in respect of the Award, its settlement or any payment or transfer under the Award and to take such other action (including providing for elective payment of such amounts in cash or other property by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes; provided, however, that no Shares shall be withheld with a value exceeding the maximum statutory rates in the applicable tax jurisdictions.
7.Clawback. To the extent required by applicable law or the rules and regulations of the NYSE or any other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the PSUs shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Award Agreement). The Participant hereby acknowledges and agrees that the PSUs shall be subject to any clawback policies approved by the Committee from time to time (including without limitation the Company’s Clawback Policy effective September 27, 2023, as may be amended or supplemented from time to time), the Committee retains the right at all times to decrease or terminate all awards and payments under the Plan, and any and all amounts payable under the Plan, or paid under the Plan, shall be subject to clawback, forfeiture and reduction to the extent determined necessary to comply with applicable law and/or policies of the Company.

8.Restrictive Covenants.
(a)Without limiting any other non-competition, non-solicitation, non-disparagement or non-disclosure or other similar agreement to which the Participant may be a party, the Participant shall be subject to the confidentiality and restrictive covenants set forth on Exhibit A attached hereto, which Exhibit A is incorporated herein and forms part of this Award Agreement.
(b)In the event that the Participant violates any of the restrictive covenants referred to in this Section 8, in addition to any other remedy that may be available at law or in equity, the PSUs shall be automatically forfeited effective as of the date on which such violation first occurs. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Participant shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Participant’s breach of such restrictive covenants.
9.Miscellaneous.
(a)Compliance with Legal Requirements. The granting of the PSUs, and any other obligations of the Company under this Award Agreement, shall be subject to all applicable U.S. federal, state and local laws, rules and regulations, all applicable non-U.S. laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Participant agrees to take all steps that the Committee or the Company determines are reasonably necessary to comply with all applicable provisions of U.S. federal and state securities law and non-U.S. securities law in exercising the Participant’s rights under this Award Agreement.
(b)Transferability. The PSUs shall be subject to Section 15(b) of the Plan.
(c)Waiver. No amendment or modification of any provision of this Award Agreement shall be effective unless signed in writing by or on behalf of the Company and the Participant, except that the Company may amend or modify this Award Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Award Agreement. No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Award Agreement, or any waiver of any provision of this Award Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.
(d)Section 409A. This Award Agreement is intended to be exempt from, or to comply with, the requirements of Section 409A of the Code and the regulations thereunder, and the provisions of this Award Agreement shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and this Award Agreement shall be operated accordingly. If any provision of this Award Agreement or any term or condition of the PSUs would otherwise conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything else in this Award Agreement, if the Committee considers a Participant to be a “specified employee” under Section

409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and the amount hereunder is “deferred compensation” subject to Section 409A of the Code any distribution that otherwise would be made to such Participant with respect to PSUs as a result of such separation from service shall not be made until the date that is six months after such separation from service, except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If the Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participants’ right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment. Notwithstanding the foregoing, the tax treatment of the benefits provided under this Award Agreement is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with Section 409A of the Code.
(e)General Assets. All amounts credited in respect of the PSUs to the book-entry account under this Award Agreement shall continue for all purposes to be part of the general assets of the Company. The Participant’s interest in such account shall make the Participant only a general, unsecured creditor of the Company.
(f)Notices. All notices, requests and other communications under this Award Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested to the contact details below. The parties may use e-mail delivery, so long as the message is clearly marked, sent to any e-mail address(es) set forth below or as such party may hereafter specify for the purpose by notice to the other parties hereto.

if to the Company, to:

Rocket Companies, Inc.
1050 Woodward Avenue
Detroit, Michigan 48226
Attention: General Counsel

if to the Participant, to the address, facsimile number or e-mail address that the Participant most recently provided to the Company, or to such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.

(g)Severability. The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, and each other provision of this Award Agreement shall be severable and enforceable to the extent permitted by law.
(h)Successors. The terms of this Award Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

(i)Entire Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that the Participant is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the PSU terms), and hereby accepts the grant of PSUs and agrees to be bound by its contractual terms as set forth herein (including Exhibit A and Exhibit B) and in the Plan. The Participant acknowledges and agrees that the grant of the PSUs constitutes additional consideration to the Participant for the Participant’s continued and future compliance with any restrictive covenants in favor of the Company by which the Participant is otherwise bound. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to the PSU. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Award Agreement, the Plan terms and provisions shall prevail. This Award Agreement, including the Plan, constitutes the entire agreement between the Participant and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter.

(j)Governing Law. Except as otherwise set forth in an Employment Agreement, this Award Agreement shall be construed and interpreted in accordance with the laws of the State of Michigan, without regard to principles of conflicts of laws thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Michigan.
(k)Dispute Resolution; Consent to Jurisdiction. Except as otherwise set forth in an Employment Agreement, the Participant and the Company agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Award Agreement (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Third Judicial Circuit, Wayne County, Michigan or the United States District Court for the Eastern District of Michigan, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.
(l)International Participants. To the extent the Participant resides or works outside of the United States or is subject to non-U.S. legal restrictions or regulations, the Committee may amend the terms of this Award Agreement in order to conform the terms hereunder or accommodate the requirements of local laws, procedures or practices or to obtain more favorable tax or other treatment for the Participant, the Company or its Affiliates. Without limiting the generality of this Section 9(l), the Committee is specifically authorized to adopt rules and procedures with provisions that limit or modify rights on death, disability, retirement or other terminations of employment, available methods of settlement of the PSUs granted hereunder, payment of income, social insurance contributions or payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership that vary with local requirements.

The Committee may also adopt rules or procedures applicable to particular Subsidiaries, Affiliates or locations.
(m)Electronic Signature and Delivery. This Award Agreement may be accepted by return signature or by electronic confirmation. By accepting this Award Agreement, the Participant consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules (which consent may be revoked in writing by the Participant at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information shall be delivered in hard copy to the Participant).
(n)Electronic Participation in Plan. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.
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EXHIBIT A

RESTRICTIVE COVENANTS

[_________________]4

4     To be included as applicable.
A-1

EXHIBIT B

PERFORMANCE GOALS

[_________________]5

5     To be included as applicable.
B-1